Exhibit 77(o)


                  Transactions Effected Pursuant to Rule 10f-3

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Fund Name                     Issuer          Date of      Broker / Dealer    Affiliated/Principal
                                              Purchase     From Whom          Underwriter of
                                                           Purchased          Syndicate
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
ING VP Global Science and     Mercadolibre    8/9/2007     J.P. Morgan        Merrill Lynch
Technology Portfolio          Corp.                        Securities Inc.
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ING VP Global Science and     Vmware, Inc.    8/13/2007    J.P. Morgan        Merrill Lynch
Technology Portfolio                                       Securities Inc.
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ING VP Global Science and     Athena Inc.     9/19/2007    Goldman Sachs &    Merrill Lynch
Technology Portfolio                                       Co.
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